EXHIBIT 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

NOTICE OF GUARANTEED DELIVERY

FOR

FLOATING RATE SENIOR NOTES DUE 2010

AND 7% SENIOR SUBORDINATED NOTES DUE 2014

OF

CHATTEM, INC.

As set forth in the Prospectus dated                     , 2004 (the “Prospectus”) of Chattem, Inc. (the “Company”) and in the Letter of Transmittal (the “Letter of Transmittal”), this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the outstanding Floating Rate Senior Notes due 2010 (“Original Floating Rate Notes”), or 7% Senior Subordinated Notes due 2014 (“Original Fixed Rate Notes”) (collectively, the Original Floating Rate Notes and the Original Fixed Rate Notes are referred to as the “Original Notes”) of the Company and all other documents required by the Letter of Transmittal cannot be delivered to SouthTrust Bank (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below) or (ii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering Original Notes” in the Prospectus. Such form may be delivered by hand or transmitted by facsimile transmission, mail or overnight courier to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON                     , 2004 (THE “EXPIRATION DATE”), UNLESS EXTENDED. TENDERS OF ORIGINAL NOTES MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

To: SouthTrust Bank, as Exchange Agent

By Hand or Overnight Delivery or By Registered or Certified Mail:	By Facsimile Transmission:

SouthTrust Bank 110 Office Park Drive 2nd Floor Birmingham, Alabama 35223 Attention: Judith B. Seier	(Eligible Institutions Only) (205) 254-4180 Attention: Judith B. Seier To Confirm by Telephone or for Information: (205) 254-5105

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated            , 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Original Notes.”

The undersigned understands that no withdrawal of a tender of Original Notes may be made after 5:00 p.m., New York City time, on the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery before 5:00 p.m., New York City time, on the Expiration Date.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery will not be affected by, and will survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery will be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE COMPLETE

DESCRIPTION OF ORIGINAL FLOATING RATE NOTES

Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s) (if available)	Principal Amount of Original Floating Rate Notes Represented	Principal Amount of Original Floating Rate Notes Tendered*

		$	$

		$	$

		$	$

DESCRIPTION OF ORIGINAL FIXED RATE NOTES

Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s) (if available)	Principal Amount of Original Fixed Rate Notes Represented	Principal Amount of Original Fixed Rate Notes Tendered*

		$	$

		$	$

		$	$

*Must	be in integral multiples of $1,000.

If Original Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

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PLEASE SIGN HERE

X

X

Signature(s) of Registered Holder(s) or Authorized Signatory

Date:

Address(es):

Area Code and Telephone No.:

Must be signed by the holder(s) of the Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person’s authority to so act.

Please print name( s) and address(es)

Name:

Capacity:

Address (Including Zip Code):

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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SIGN HERE

(Authorized Signature)

(Printed Name)

(Title)

(Name of Firm)

(Address (Including Zip Code) and Telephone Number (Including Area Code) of Firm)

Date:

NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM. CERTIFICATES FOR ORIGINAL NOTES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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